EXHIBIT 3.1

State of Delaware

Secretary of State

Division of Corporations

Delivered 10:55AM 11/12/2014

FILED 10:55AM 11/12/2014

SRV 141398043-3830078 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

Universal Capital Management, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

First:  That the name of this corporation (the "Corporation") is Universal Capital Management, Inc.

Second:  That the certificate of incorporation of the Corporation was originally filed with the Delaware Secretary of State on August 16, 2004 (the "Certificate of Incorporation").

Third: The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following amendments to the Certificate of Incorporation:

Fourth: That Article FIRST of the Certificate of Incorporation is amended to read in its entirety as follows:

First:  That the name of this corporation (the "Corporation") is Major League Football, Inc.

Fifth: This Certificate of Amendment to the Certificate of Incorporation of the Corporation shall become effective on November 24, 2014 at 5:00 pm Eastern Time.

Sixth:  That said amendments to the Certificate of Incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 12th day of November, 2014.

UNIVERSAL CAPITAL MANAGEMENT, INC.

By:	/s/ Michael D. Queen
Michael D. Queen,
Executive Vice President